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                                                                   EXHIBIT 10.55

                               FIRST AMENDMENT TO
                                RIGHTS AGREEMENT
                                 by and between
                         SCIENTIFIC GAMES HOLDINGS CORP.
                                       and
                           FIRST UNION NATIONAL BANK,
                                 as Rights Agent

         This FIRST AMENDMENT TO RIGHTS AGREEMENT ("Amendment") is entered into as of October 15, 1999 by and between SCIENTIFIC GAMES HOLDINGS CORP., a Delaware corporation (the "Company"), and FIRST UNION NATIONAL BANK, as rights agent (the "Rights Agent").

         WHEREAS, the parties are parties to a Rights Agreement dated as of July 10, 1997 (the "Rights Agreement"); and

         WHEREAS, the parties wish to amend the Rights Agreement as set forth herein.

         NOW, THEREFORE, for good and valid consideration, the parties agree as follows:

Section 1. Amendment to Definition of "Acquiring Person." The definition of "Acquiring Person" set out in Section 1 of the Rights Agreement is hereby deleted in its entirety and the following is substituted therefor:

                           "Acquiring Person" means any Person who, together
                  with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding; provided; however, that, notwithstanding the foregoing, a Person shall not be an "Acquiring Person" if (i) such Person is an Excluded Person or
                  (ii) the event which causes such Person, together with all Affiliates and Associates of such Person, to become the Beneficial Owner of 20% or more the shares of Common Stock then outstanding is (A) the acquisition of shares of Common Stock by such Person pursuant to a Permitted Offer, (B) the acquisition of shares of Common Stock or securities convertible into or exchangeable for Common Stock directly from the Company pursuant to an offer exempt from the registration requirements of the Securities Act pursuant to Rule 144 or Rule 144A promulgated thereunder, or (C) a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company unless and until such Person, after becoming aware that such Person has become the Beneficial Owner of twenty (20%) or more (but not more than twenty-two percent (22%)) of the then outstanding shares of Common Stock, acquires Beneficial Ownership of any additional shares of Common Stock.

Section 2. Rights Agreement as Amended. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended by this Amendment. Except as amended hereby, the Rights Agreement is confirmed and ratified.



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         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first written above.

                           SCIENTIFIC GAMES HOLDINGS CORP.



                           By: /s/ William G. Malloy
                              ------------------------------------------------
                               William G. Malloy
                               President and CEO



                           FIRST UNION NATIONAL BANK, as Rights Agent



                           By: /s/ Patrick S. Edwards
                              ------------------------------------------------
                               Name:    Patrick S. Edwards
                               Title:   Vice President


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